Exhibit 99.1

CONTACTS:	Dennis Oates	Douglas McSorley	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS STRONG FIRST QUARTER 2012 RESULTS

- Sales Increase 25% to Record $74.6 Million

- EPS is $0.86, after Net Benefit of $0.04 for Nonrecurring Items

- Quarter-end Backlog Remains Strong at $101.3 Million

BRIDGEVILLE, PA, April 26, 2012 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the first quarter of 2012 were a record $74.6 million, an increase of 25% from the first quarter of 2011 and 20% above the 2011 fourth quarter.

Operating income for the 2012 first quarter was $9.7 million, which was 39% higher than the first quarter of 2011 and up 38% from the fourth quarter of 2011. As a percentage of sales, operating income for the 2012 first quarter was 13.0% compared with 11.7% in the first quarter a year ago and 11.3% in the 2011 fourth quarter.

Net income for the first quarter of 2012 was $6.3 million, or $0.86 per diluted share. This included a benefit of $0.07 per diluted share due to state income tax adjustments. It also included an after-tax loss of $0.2 million, or $0.03 per diluted share, attributable to the ramp-up of the Company’s North Jackson facility. In the first quarter of 2011, net income was $4.4 million, or $0.64 per diluted share, including $0.04 per diluted share of acquisition expense for North Jackson. Net income was $4.3 million, or $0.59 per diluted share, in the fourth quarter of 2011, including $0.13 per diluted share of North Jackson start-up expense.

For the first quarter of 2012, the Company recorded negative cash flow from operations of $3.8 million due to its investment in working capital to support increased sales activity and the ramp-up of its North Jackson operation. Capital expenditures were $9.7 million, including $7.4 million for the North Jackson operation. At March 31, 2012, the Company had total debt of $103.9 million, or 35.7% of total capitalization.

Shipment volume for the first quarter of 2012 increased 8% from the first quarter of 2011 and rose 19% from the 2011 fourth quarter. This reflected continued strong demand in the aerospace and petrochemical markets, ongoing maintenance spending in power generation, and recovering demand for tool steel plate. Volume shipped to all end markets increased compared to the fourth quarter of 2011, with aerospace up 22%, petrochemical up 20%, power generation up 9% and service center plate up 12%.

Chairman, President and CEO Dennis Oates commented: “End markets remained strong in the first quarter and our sales and gross margin dollars reached record levels, despite fluctuating nickel prices.

“Our focus on higher value sales combined with company-wide cost reduction initiatives and pricing actions enabled us to achieve a consolidated operating margin of 14.2% of sales on our legacy Universal business, which was the highest level in five years.

“The ramp-up plan for our North Jackson facility is progressing. Production on our new forge has increased each month since acquisition, the majority of the finishing operation is commissioned, and our two new vacuum arc remelt (VAR) furnaces are fully operational. Our vacuum induction melting (VIM) furnace commissioning is continuing to move forward. With strong customer interest in our North Jackson capabilities, we are focused on the next phase of our plan – obtaining customer approvals. Achieving AS 9100 certification of our forge in March validated its capabilities for the international aerospace market. We are working towards certification of our premier melt shop as a next step.

“Business remains strong in the second quarter, reflected in continued strong order entry and our $100+ million backlog, even after record first quarter sales. We remain fully focused on executing our plan to achieve further profitable growth.”

Segment Review

For the first quarter of 2012, the Universal Stainless & Alloy Products segment, including the North Jackson operation, had sales of $60.3 million and operating income of $5.8 million, yielding an operating margin of 9.6% of sales. In the first quarter of 2011, sales were $55.2 million and operating income was $4.9 million, or 8.9% of sales. For the fourth quarter of 2011, segment sales, including the North Jackson operation, were $49.2 million and operating income was $4.0 million, or 8.2% of sales.

Segment sales rose 9% from the first quarter of 2011 on 1% higher tons shipped mainly due to increased shipments to service centers and forgers and of conversion pounds with the addition of North Jackson, offset by lower shipments to rerollers. Segment sales increased 23% from the 2011 fourth quarter on 24% higher volume mainly due to higher shipments to service centers, forgers and to the Dunkirk facility and increased conversion pounds.

Sales for the Dunkirk Specialty Steel segment were $30.5 million for the first quarter of 2012 and operating income was $3.4 million, yielding an operating margin of 11.0% of sales. This compares with sales in the first quarter of 2011 of $22.0 million and operating income of $2.3 million, or 10.6% of sales. In the fourth quarter of 2011, sales were $24.5 million and operating income was $2.5 million, or 10.1% of sales.

Dunkirk’s sales increased 39% from the first quarter of 2011 on a 29% increase in tons shipped, mainly due to increased shipments to service centers. Dunkirk’s sales increased 25% from the fourth quarter of 2011 on 26% higher tons shipped, also due to increased shipments to service centers.

Webcast

A simultaneous webcast of the Company’s conference call discussing the first quarter of 2012, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2012.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, petrochemical and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share information)

(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Quarter Ended March 31,
	2012*	2011
Net Sales
Stainless steel	$60,126	$46,798
Tool steel	4,305	5,491
High-strength low alloy steel	6,238	4,714
High-temperature alloy steel	2,441	1,680
Conversion services	1,467	1,014
Scrap sales and other	37	114

Total net sales	74,614	59,811
Cost of products sold	60,339	49,013
Selling and administrative expenses	4,583	3,830

Operating income	9,692	6,968
Interest expense	(704)	(125)
Other income	23	—

Income before income taxes	9,011	6,843
Income tax provision	2,725	2,395

Net income	$6,286	$4,448

Earnings per common share – Basic	$0.92	$0.65

Earnings per common share – Diluted **	$0.86	$0.64

Weighted average shares of Common Stock outstanding
Basic	6,848,716	6,183,020
Diluted	7,433,086	6,952,162

MARKET SEGMENT INFORMATION

	For the Quarter Ended March 31,
	2012*	2011
Net Sales
Service centers	$41,656	$28,628
Forgers	13,719	11,870
Rerollers	10,996	12,805
Original equipment manufacturers	4,997	4,121
Wire redrawers	1,742	1,259
Conversion services	1,467	1,014
Scrap sales and other	37	114

Total net sales	$74,614	$59,811

Tons Shipped	14,034	13,013

*	Includes the results of the North Jackson operation, which was acquired on August 18, 2011.
**	2012 diluted earnings per common share have been adjusted for interest expense on convertible notes.

Universal Stainless & Alloy Products Segment

	For the Quarter Ended March 31,
	2012*	2011
Net Sales
Stainless steel	$36,113	$30,577
Tool steel	3,769	5,045
High-strength low alloy steel	2,056	466
High-temperature alloy steel	960	858
Conversion services	1,273	790
Scrap sales and other	61	108

	44,232	37,844
Intersegment	16,032	17,306

Total net sales	60,264	55,150
Material cost of sales	28,866	29,086
Operation cost of sales	22,641	18,591
Selling and administrative expenses	2,981	2,559

Operating income	$5,776	$4,914

*	The Universal Stainless & Alloy Products segment includes the results of the North Jackson operation, which was acquired on August 18, 2011.

Dunkirk Specialty Steel Segment

	For the Quarter Ended
	March 31,
	2012	2011
Net Sales
Stainless steel	$24,013	$16,221
Tool steel	536	446
High-strength low alloy steel	4,182	4,248
High-temperature alloy steel	1,481	822
Conversion services	194	224
Scrap sales and other	(24)	6

	30,382	21,967
Intersegment	111	14

Total net sales	30,493	21,981
Material cost of sales	18,174	13,344
Operation cost of sales	7,350	5,041
Selling and administrative expenses	1,602	1,271

Operating income	$3,367	$2,325

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
Assets

Cash	$378	$274
Accounts receivable, net	45,293	34,554
Inventory, net	93,673	85,088
Deferred income taxes	26,226	28,438
Refundable income taxes	595	4,844
Other current assets	2,148	2,198

Total current assets	168,313	155,396
Property, plant and equipment, net	190,013	183,148
Goodwill	20,479	20,479
Other assets	2,857	2,649

Total assets	$381,662	$361,672

Liabilities and Stockholders’ Equity

Accounts payable	$32,838	$29,912
Accrued employment costs	5,397	7,547
Current portion of long-term debt	—	3,000
Other current liabilities	3,721	966

Total current liabilities	41,956	41,425
Long-term debt	103,850	91,650
Deferred taxes	48,731	48,291

Total liabilities	194,537	181,366
Stockholders’ equity	187,125	180,306

Total liabilities and stockholders’ equity	$381,662	$361,672

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Quarter Ended March 31,
	2012*	2011

Cash flows from operating activities:
Net income	$6,286	$4,448
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,985	1,461
Deferred income tax	2,653	(512)
Share-based compensation expense, net	410	328
Changes in assets and liabilities:
Accounts receivable, net	(10,739)	(6,583)
Inventory, net	(8,585)	(10,300)
Accounts payable	(1,799)	7,683
Accrued employment costs	(2,150)	(1,572)
Income taxes	4,412	2,664
Other, net	2,705	(466)

Net cash used in operating activities	(3,822)	(2,849)

Investing Activities:
Capital expenditures, net of amount included in current liabilities	(4,986)	(1,232)

Net cash used in investing activities	(4,986)	(1,232)

Financing Activities:
Payment on term loan facility	(20,000)	—
Borrowings under revolving credit facility	47,550	—
Payments on revolving credit facility	(18,350)	—
Debt repayments	—	(709)
Proceeds from the issuance of Common Stock	229	99
Payment of deferred financing costs	(348)	—
Tax benefit from share-based payment arrangements	64	72
Purchase of Treasury Stock	(233)	—

Net cash provided by (used in) financing activities	8,912	(538)

Net increase (decrease) in cash	104	(4,619)
Cash at beginning of period	274	34,400

Cash at end of period	$378	$29,781

Supplemental Non-Cash Investing Activity:
Capital expenditures included in current liabilities	$4,725	$935

*	Includes the results of the North Jackson operation, which was acquired on August 18, 2011.